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                                                                    EXHIBIT 23.4






                       CONSENT OF FINANCIAL CONSULTANTS




      As an independent certified financial consultant, I hereby consent to the incorporation by reference in this registration statement of our reports dated December 31, 1996, December 31, 1997, and March 31, 1998, included in American Community Properties Trust's Form S-4, Registration No. 33-_____, and to all references to "Robert A. Stanger & Co., Inc." included in this registration statement.


ROBERT A. STANGER & CO., INC.


/s/ Robert A. Stanger & Co., Inc.
_________________________________



June 30, 1998